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                                                                     Exhibit 1.1

                              173,913,000 SHARES

                                 GENUITY INC.

                             Class A Common Stock
                          (par value $0.01 per share)



                            UNDERWRITING AGREEMENT



 ., 2000
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                                    ., 2000

Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
Bear, Stearns & Co. Inc.
Chase Securities Inc.
Credit Suisse First Boston Corporation
Deutsche Bank Securities, Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Warburg LLC
c/o  Morgan Stanley & Co. Incorporated
  1585 Broadway
  New York, New York  10036
c/o  Salomon Smith Barney Inc.
  388 Greenwich Street
  New York, New York  10013

Dear Sirs and Mesdames:

          Genuity Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "UNDERWRITERS") 173,913,000 shares of its Class A Common Stock, par value $0.01 per share (the "FIRM SHARES").

          The Company also proposes to issue and sell to the several Underwriters not more than an additional 26,087,000 shares of its Class A Common Stock, par value $0.01 per share (the "ADDITIONAL SHARES"), if and to the extent that Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc. shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Class A Common Stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES". The shares of Class A Common Stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "CLASS A SHARES". The outstanding shares of Class B Common Stock, par value $0.01 per share, of the Company are hereinafter referred to
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as the "Class B Shares". The Class A Shares and the Class B Shares are
hereinafter collectively referred to as the "COMMON STOCK".

          The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS". If the Company has filed an abbreviated registration statement to register additional Class A Shares, pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

          Salomon Smith Barney Inc. has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company's directors, officers and employees (collectively, "PARTICIPANTS"), as set forth in the Prospectus under the heading "Underwriting" (the "DIRECTED SHARE PROGRAM"). The Shares to be sold by Salomon Smith Barney Inc. and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the "DIRECTED SHARES". Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

          It is understood and agreed that Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc. are joint book-running managers for the offering and any determinations or other actions to be made under this agreement by you or by the representatives of the Underwriters shall require the concurrence of both Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc.

          Prior to the execution and delivery of this Agreement, the Company has effected a recapitalization by

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amending and restating its Certificate of Incorporation in the form filed as an exhibit to the Registration Statement (the "RESTATED CERTIFICATE") and by the Company and GTE Corporation ("GTE") having taken the actions contemplated under the caption "Recapitalization" in Note 14 of the Notes to the Financial Statements included in the Prospectus (the "RECAPITALIZATION").

          GTE and Bell Atlantic Corporation ("BELL ATLANTIC") are parties to the Merger Agreement, dated as of July 27, 1998, as a result of which GTE will become a wholly owned subsidiary of Bell Atlantic (the "MERGER") following the sale of the Firm Shares contemplated hereby and satisfaction or waiver of other closing conditions, which is expected to occur promptly following the Closing Date (as defined in Section 4 hereof).

          1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

          (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in

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     this paragraph do not apply to statements or omissions in the Registration
     Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (d) The Recapitalization has become effective. The Company owns, directly or through its wholly owned subsidiaries, all the assets and businesses described in the Financial Statements included in the Prospectus.

          (e) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

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          (f) This Agreement has been duly authorized, executed and delivered by the Company.

          (g) Each of the (i) Purchase, Resale and Marketing Agreement, dated ., 2000, between Bell Atlantic and the Company, (ii) Intellectual Property Ownership and Cross License Agreement, dated ., 2000, between GTE Service Corporation ("GTE SERVICE") and the Company, (iii) Software Development and Technical Services Agreement, dated ., 2000, between GTE Service and the Company, (iv) Software License Agreement, dated ., 2000, between GTE Service and the Company, (v) Agreement for Transition Services, dated ., 2000, between GTE Service and the Company, (vi) Agreement for Information Technology Transition Services, dated ., 2000, between GTE Service and the Company, (vi) Master Services Agreement for Monitoring and Services, dated September 14, 1999, between GTE Network Services and the Company, as amended, (vii) Registration Rights Agreement, dated ., 2000, between GTE and the Company and (viii) Subscription and Recapitalization Agreement, dated ., 2000, between GTE and the Company, and (ix) Asset Transfer Agreement, dated , 2000, between GTE and the Company (collectively, the "INTERCOMPANY AGREEMENTS") has been duly authorized, executed and delivered by the Company, is in full force and effect, and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Each of the transactions contemplated in the Asset Transfer Agreement, dated ., 2000, between GTE and the Company, have been consummated in accordance with the terms of such agreement.

          (h) The (i) Network Services Agreement, dated December 31, 1999, between America Online, Inc. and BBN Corporation and (ii) Master Agreement for Data Communications, dated January 8, 2000, between AOL Japan, Inc. and GTE Internetworking International Corporation (collectively, the "AOL AGREEMENTS") are in full force and effect and are the only agreements between the Company or any of its subsidiaries, on the

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     one hand, and America Online, Inc. or any of its subsidiaries, on the other hand. Neither the Company nor any of its subsidiaries is in breach of or in default under the AOL Agreements, nor has the Company or any of its subsidiaries received notice of any breach of or default under the AOL Agreements.

          (i) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

          (j) The Class B Shares have been duly authorized and are validly issued, fully paid and non-assessable and are owned directly by GTE, free and clear of all liens, encumbrances, equities or claims. There are no Class A Shares outstanding prior to the issuance of the Shares.

          (k) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

          (l) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Intercompany Agreements will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary (including, without limitation, the Federal Communications Commission (the "FCC")), and no consent, approval, authorization or order of, or qualification with, any governmental body or agency (including, without limitation, the FCC) is required for the performance by the Company of its obligations under this Agreement and the Intercompany Agreements, except such as may be required by state or foreign securities or Blue Sky laws in connection with the offer and sale of the Shares.

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          (m) The consummation of the Merger has been approved by the FCC pursuant to an order [that has become final and non-appealable] and the compliance with the conditions of such order will not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

          (n) There are no material intercompany rights, obligations or other arrangements between the Company or its subsidiaries, on the one hand, and GTE or Bell Atlantic or their respective subsidiaries, on the other hand, except for the Intercompany Agreements and other matters described in the Prospectus.

          (o) There has not occurred any material adverse change, or any development reasonably likely to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (p) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (q) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

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          (r) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (s) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (t) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (u) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

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          (v) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, or entered into any material transaction, in each case other than in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Prospectus.

          (w) Neither the Company nor any of its subsidiaries owns any real property. The Company and its subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such personal property and do not interfere with the use made and proposed to be made of such personal property by the Company and its subsidiaries; and any real property, buildings, equipment and fiber optic capacity held under lease or indefeasible right of use by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases and indefeasible rights of use with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property, buildings, equipment and fiber optic capacity by the Company and its subsidiaries, in each case except as described in the Prospectus.

          (x) The Company and its subsidiaries own or have the right to use all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any written

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     notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (y) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (z) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company's reasonable judgment, prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

          (aa) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock or from repaying to the Company any loans or advances to such subsidiary from the Company or any other subsidiary of the Company, in each case except as described in the Prospectus.

          (bb) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory

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     authorities necessary to conduct their respective businesses, except where the failure to possess any such certificate, authorization or permit would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described the Prospectus.

          (cc) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (dd) The Company and each of its subsidiaries has filed all material foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for such tax, assessment, fine or penalty that is currently being contested in good faith or as described in the Prospectus.

          (ee) The Registration Statement, the Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any

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     preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

          (ff) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

          (gg) The Company has not offered, or caused Salomon Smith Barney Inc. or its affiliates to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

          2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $. a share (the "PURCHASE PRICE").

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, all or a portion of such Additional Shares at the Purchase Price. If Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc., on behalf of the Underwriters, elect to exercise such option, they shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional

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Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc. may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

          The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc. on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly (ANY OF THE FOREGOING, A "TRANSFER"), any Class A Shares or any securities convertible into or exercisable or exchangeable for Class A Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of Class B Shares on the Option Closing Date (as defined in Section 4 hereof) in connection with the issuance of the Additional Shares, (C) the grant of options to officers, employees or directors of the Company pursuant to stock option plans described in the Prospectus, (D) the issuance by the Company of Class A Shares upon the conversion of a security outstanding on the date hereof and described in the Prospectus or upon the exercise of an option issued pursuant to stock option plans described in the Prospectus OR (E) ANY SECURITIES THAT ARE SUBSTANTIALLY SIMILAR TO THE SHARES OR CONVERTIBLE INTO OR EXCHANGEABLE FOR CLASS A SHARES OR CLASS B SHARES WHICH REPRESENT PAYMENT OF ALL OR PART OF THE PURCHASE PRICE OF A BUSINESS OR ASSETS THE COMPANY ACQUIRES; PROVIDED THE COMPANY SHALL TAKE ALL

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ACTION NECESSARY TO ENSURE THE HOLDER OF ANY SECURITIES ISSUED PURSUANT TO
CLAUSE (E) WILL NOT TRANSFER SUCH SECURITIES FOR A PERIOD OF 180 DAYS FROM THE DATE OF THE PROSPECTUS.

          3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $ . a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $ . a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $ . a share, to any Underwriter or to certain other dealers.

          4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on , 2000, or at such other time on the same or such other date, not later than , 2000, as shall be designated in
writing by you.   The time and date of such payment are hereinafter referred to as the "CLOSING DATE".

          Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than , 2000, as shall be designated in writing by Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE".

          Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may

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be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

          5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than (New York City time) on the date hereof.

          The several obligations of the Underwriters are subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (ii) there shall not have occurred any change, or any development reasonably likely to result in a change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) The Underwriters shall have received on the Closing Date an opinion of Ropes & Gray, outside counsel for the Company, dated the Closing Date, to the effect that:

               (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in the Commonwealth of Massachusetts;

               (ii) each of the subsidiaries of the Company set forth in
          Schedule II hereto (each, a "SIGNIFICANT SUBSIDIARY") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

               (iii) the Restated Certificate has been filed with the Secretary of State of the State of Delaware and has become effective;

               (iv) the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock";

               (v) the shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

               (vi) all of the issued shares of capital stock of each Significant Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable and are owned of record by the Company and, to such counsel's knowledge, are free and clear of all liens, encumbrances, equities or claims;

               (vii) the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any statutory preemptive or, to such counsel's knowledge, similar contractual rights;

               (viii) this Agreement has been duly authorized, executed and delivered by the Company;

               (ix) the issuance and sale by the Company of the Shares and the performance by the Company of its obligations under this Agreement does not and will not (A) violate the Restated Certificate or the by-laws of the Company, (B) breach or result in a default under any agreement, indenture or other instrument filed as an exhibit to the Registration Statement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, or to which any properties or assets of the Company or any of its subsidiaries is subject, or (C) violate any existing Delaware corporate, Massachusetts or federal law, rule, administrative regulation or any decree known to such counsel of any court or any governmental agency or body specifically naming the Company or any of its subsidiaries or any of their respective properties, except that, for purposes of paragraph (ix)(C), such counsel need not express any opinion as to state securities or Blue Sky laws or antifraud provisions of federal and state securities laws;

               (x) the statements (A) in the Prospectus under the captions "Business - Our Relationship With America Online", "Important United States Tax Consequences to Non-U.S. Holders of Class A Common Stock", "Related Party Transactions", "Description of Capital Stock" and "Underwriting" and (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

               (xi) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

               (xii) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

               (xiii) (A) such counsel believes that the Registration Statement and Prospectus (except for financial statements and schedules and other financial data included therein as to which such counsel need not express any belief) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) nothing that has come to such counsel's attention has caused it to believe that (except for financial statements and schedules and other financial data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) nothing that has come to such counsel's attention has caused it to believe that (except for financial statements and schedules and other financial data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) The Underwriters shall have received on the Closing Date an opinion of Kirkland & Ellis, special regulatory counsel for the Company and GTE, dated the Closing Date, to the effect that:

               (i) the consummation of the Merger has been approved by the FCC pursuant to an order [that has become final and non-appealable];

               (ii) (A) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and each Intercompany Agreement, (B) the execution and delivery by each of GTE and GTE Service of, and the performance by each of GTE and GTE Service of its obligations under, each Intercompany Agreement to which it is a party, and (C) the issue and sale of the Shares contemplated hereby, will not contravene (1) the Communications Act of

          1934, as amended, (2) the Telecommunications Act of 1996, (3) the published rules or regulations promulgated by the FCC or (4) the order issued by the FCC approving the Merger;

               (iii) all consents, approvals or authorizations of the FCC necessary for (1) the execution and delivery of this Agreement and the issue and sale of the Shares contemplated hereby and (2) the execution and delivery of each of the Intercompany Agreements have been obtained by the Company and GTE, as appropriate;

               (iv) the statements in the Prospectus under the caption "[INSERT REFERENCE TO SECTION DESCRIBING FCC ORDER]", insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

               (v) (A) nothing that has come to such counsel's attention has caused it to believe that, insofar as matters relating to the order issued by the FCC approving the Merger and the proceedings in connection therewith are concerned, the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) nothing that has come to such counsel's attention has caused it to believe that, insofar as matters relating to the order issued by the FCC approving the Merger and the proceedings in connection therewith are concerned, the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (e) The Underwriters shall have received on the Closing Date an opinion of Wiley, Rein & Fielding, special regulatory counsel for the Company and GTE, dated the Closing Date, to the effect that the statements in the Prospectus under the captions "Prospectus Summary Our Relationship With Verizon", "Risk Factors Risks Related to Legal Uncertainty" and "Business Regulatory Matters", in each case insofar as such statements constitute summaries of the Communications Act of 1934, as amended, and the Telecommunications Act of 1996 and the published rules and regulations promulgated thereunder by the FCC and any orders issued by the FCC in respect of the Merger, are true and correct in all material respects.

          (f) The Underwriters shall have received on the Closing Date an opinion of Sullivan & Cromwell, counsel for the Underwriters, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement, the Prospectus and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

          With respect to Section 5(c)(xiii) above, Ropes & Gray may state that its opinion is based upon its participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

          The opinions of Ropes & Gray, Kirkland & Ellis and Wiley, Rein & Fielding described in Sections 5(c), (d) and (e) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (h) The Firm Shares shall have been accepted for listing and trading on the Nasdaq National Market.

          (i) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and each of the officers and directors of the Company, the Participants and GTE relating to sales and certain other dispositions of Class A Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

          (j) Each of the Intercompany Agreements shall have been duly authorized, executed and delivered by each party thereto and shall be in full force and effect on the Closing Date.

              The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of GTE, to the effect that:

               Each of the Intercompany Agreements to which GTE or GTE Service is a party (i) has been duly authorized, executed and delivered by GTE or GTE Service, as the case may be, and (ii) ASSUMING DUE AUTHORIZATION, EXECUTION AND DELIVERY BY THE OTHER PARTIES THERETO, is in full force and effect and constitutes a valid and legally binding obligation of GTE OR GTE SERVICE, AS THE CASE MAY BE, ENFORCEABLE AGAINST GTE or GTE Service, as the case may be, in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery by each of GTE and GTE Service of, and the performance by each of GTE and GTE Service of its obligations under, each of the Intercompany Agreements to which it is a party will not contravene any provision of applicable law or its certificate of incorporation or by-laws or any agreement or other instrument binding upon GTE or any of its subsidiaries that is material to GTE and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over GTE or any of its subsidiaries (including, without limitation, the FCC), and EXCEPT FOR THOSE CONSENTS, APPROVALS, AUTHORIZATIONS, ORDERS, OR QUALIFICATIONS ALREADY OBTAINED, no consent, approval, authorization or order of, or qualification with, any governmental body or agency (including, without limitation, the FCC) is required for the performance by GTE and GTE Service of their respective obligations under the Intercompany Agreements to which they are a party.

              The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of THE BELL ATLANTIC AFFILIATE ("BA MARKETING ENTITY") THAT IS PARTY TO THE PURCHASE, RESALE AND MARKETING AGREEMENT, DATED ____, 2000 ("MARKETING AGREEMENT"), to the effect that:

               THE MARKETING AGREEMENT (i) has been duly authorized, executed and delivered by BA MARKETING ENTITY, AND (ii) ASSUMING DUE AUTHORIZATION, EXECUTION AND DELIVERY BY THE COMPANY and the closing of the merger between Bell Atlantic and GTE will be in full force and effect and will constitute a valid and legally binding obligation of BA MARKETING ENTITY enforceable AGAINST BA MARKETING ENTITY in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery by BA MARKETING ENTITY of, and the performance by BA MARKETING ENTITY of its obligations under, THE MARKETING AGREEMENT will not contravene any provision of applicable law or its certificate of incorporation or by-laws or any agreement or other instrument binding upon BA MARKETING ENTITY or any of its subsidiaries that is material to BA MARKETING ENTITY and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over BA MARKETING ENTITY or any of its subsidiaries (including, without limitation, the FCC), and EXCEPT FOR THOSE CONSENTS, APPROVALS, AUTHORIZATIONS, ORDERS, OR QUALIFICATIONS ALREADY OBTAINED, no consent, approval, authorization or order of, or qualification with, any governmental body or agency (including, without limitation, the FCC) is required for the performance by BA MARKETING ENTITY of its obligations under the MARKETING AGREEMENT.

          (k) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc. on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the approval of the Additional Shares for listing and trading on the Nasdaq National Market, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

          6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a) To furnish to you, without charge, [12] signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other

     Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To apply for listing of the Shares on the Nasdaq National Market.

          (e) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation.

          (f) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending [June 30], 2001 that satisfies the provisions of
     Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in
     Section 6(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities

     Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Class A Shares and all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered with the consent of the Company in connection with the road show, (ix) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", Section 8 entitled "Directed Share Program Indemnification" and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

          (h) To place stop transfer orders on any Directed Shares that have been sold to Participants subject to the three month restriction on sale, transfer, assignment, pledge or hypothecation imposed by NASD Regulation, Inc. under its Interpretative Material 2110-1 on free-riding and withholding to the extent necessary to ensure compliance with the three month restrictions.

          (i) To comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

          7.  Indemnity and Contribution.

           (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages and liabilities, joint or several, (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or that arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity, with respect to any preliminary prospectus, shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall not have retained counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such proceeding. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc., in the case of parties indemnified pursuant to Section 7(a), and by the Company in the case of parties indemnified pursuant to
     Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

          (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each director, officer, employee and agent of an Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of paragraphs (d) and (e) of this Section 7. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity and contribution provisions contained in this
     Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

            8. Directed Share Program Indemnification. (a) The Company agrees to indemnify and hold harmless Salomon Smith Barney Inc. and its affiliates and each person, if any, who controls Salomon Smith Barney Inc. or its affiliates within the meaning of either Section 15 of the Securities Act or
     Section 20 of the Exchange Act (the "SSB ENTITIES"), from and against any and all losses, claims, damages and liabilities, joint or several, (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, or that arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that arise out of or are based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the SSB Entities. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) In case any proceeding (including any governmental investigation) shall be instituted involving any SSB Entity in respect of which indemnity may be sought pursuant to Section 8(a), the SSB Entity seeking indemnity shall promptly notify the person against whom such indemnity may be sought in writing and the indemnifying party, upon request of the SSB Entity, shall retain counsel reasonably satisfactory to the SSB Entity to represent the SSB Entity and any other indemnified party that the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any SSB Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such SSB Entity unless (i) the indemnifying party shall have agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the SSB Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall not have retained counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such proceeding. It is understood that the indemnifying party shall not, in respect of the legal expenses of the SSB Entities in connection with any proceeding or related proceedings the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all SSB Entities. Any such firm for the SSB Entities shall be designated in writing by Salomon Smith Barney Inc. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the SSB Entities from and against any loss or liability by reason of such settlement or judgment. The indemnifying party shall not, without the prior written consent of Salomon Smith Barney Inc., effect any settlement of any pending or threatened proceeding in respect of which any SSB Entity is or could have been a party and indemnity could have been sought hereunder by such SSB Entity, unless such settlement includes an unconditional release of the SSB Entities from all liability on claims that are the subject matter of such proceeding.

          (c) To the extent the indemnification provided for in Section 8(a) is unavailable to a SSB Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying the SSB Entity thereunder, shall contribute to the amount paid or payable by the SSB Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the SSB Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 8(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(c)(i) above but also the relative fault of the Company on the one hand and of the SSB Entities on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and of the SSB Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the SSB Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact, the relative fault of the Company on the one hand and the SSB Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the SSB Entities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (d) The Company and the SSB Entities agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the SSB Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(c). The amount paid or payable by the SSB Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the SSB Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no SSB Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such SSB Entity has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any SSB Entity at law or in equity.

          (e) The indemnity and contribution provisions contained in this
     Section 8 shall remain operative and in full force and effect regardless of
     (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any SSB Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

          9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on
the part of any non-defaulting Underwriter or the Company.   In any such case
either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional

Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

          11. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                              Very truly yours,

                              Genuity Inc.

                              By:_______________________
                                Name:
                                Title:


Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
SALOMON SMITH BARNEY INC.

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By: Morgan Stanley & Co. Incorporated

By:___________________________
 Name:
 Title:

By: Salomon Smith Barney Inc.

By:___________________________
 Name:
 Title:

                                                                      SCHEDULE I



                                                                       NUMBER OF
                                                                      FIRM SHARES
UNDERWRITER                                                         TO BE PURCHASED

Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
Bear, Stearns & Co. Inc.
Chase Securities Inc.
Credit Suisse First Boston Corporation
Deutsche Bank Securities, Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Warburg LLC

                                                                       -----------
Total.........................................................         173,913,000
                                                                       ===========

                                                                     SCHEDULE II


                    Significant Subsidiaries of the Company
                    ---------------------------------------



BBN Corporation

GTE Intelligent Network Services Incorporated

GTE TELECOM INCORPORATED
========================

                                                                       EXHIBIT A

                          [FORM OF LOCK-UP AGREEMENT]

                                                                         ., 2000

Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
Bear, Stearns & Co. Inc.
Chase Securities Inc.
Credit Suisse First Boston Corporation
Deutsche Bank Securities, Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Warburg LLC
c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, NY  10036

c/o  Salomon Smith Barney Inc.

     388 Greenwich Street

     New York, New York  10013

Dear Sirs and Mesdames:

          The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") and Salomon Smith Barney Inc. ("SSB") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Genuity Inc., a Delaware corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several underwriters, including Morgan Stanley and SSB (the "UNDERWRITERS") of shares (the "SHARES") of the Class A Common Stock, par value $0.01 per share, of the Company (the "COMMON STOCK").

          To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and SSB on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement or (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and SSB on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

          The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns. This instrument shall terminate if the Underwriting Agreement relating to the Public Offering shall terminate or be terminated prior to payment for and delivery of the Common Stock thereunder.

          Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

          The execution of this Lock-Up Agreement does not constitute an obligation of the undersigned to purchase any Shares or an agreement by the Underwriters to sell any Shares to the undersigned.


                              Very truly yours,

                              _________________________
                              (Name)

                              _________________________
                              (Address)